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                                                                 Exhibit 23.4

                       CONSENT OF PRICEWATERHOUSECOOPERS LLP


We consent to the inclusion or incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Medtronic, Inc. of our reports dated March 16, 1998 on our audits of the consolidated financial statements and related financial statement schedule of AVECOR Cardiovascular Inc. We also consent to the references to our firm under the caption "Experts" in this Amendment No. 1 to Registration Statement on Form S-4.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
September 23, 1998